June 29, 2018

Putnam Funds
One Post Office Square
Boston, Massachusetts 02109

Ladies and Gentlemen:

Putnam Investment Management, LLC (“PIM”) hereby contractually agrees, as of the date hereof, with respect to the funds specified below, to waive fees and reimburse certain expenses in the manner provided below:

1. Other expenses.

a. PIM agrees to waive fees and/or reimburse expenses of each open-end fund listed on Schedule A and each variable trust fund listed on Schedule B to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract (including any applicable performance-based upward or downward adjustment to a fund’s base management fee), and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.20% of the fund’s average net assets. This contractual waiver will remain in effect for a fund through the expiration of one year following the effective date of the next annual update of the fund’s registration statement.

b. PIM agrees to waive fees and/or reimburse expenses of Putnam Dynamic Asset Allocation Equity Fund to the extent necessary to limit the cumulative expenses of the fund, exclusive of brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, acquired fund fees and expenses, and payments under the fund’s investor servicing contract, the fund’s investment management contract, and the fund’s distribution plans, to an annual (measured on a fiscal year basis) rate of 0.02% of the fund’s average net assets. This contractual waiver will remain in effect through the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

2. Fund-specific expense limitations.

a. As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund -- exclusive of payments under the fund’s distribution plans, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period following the effective date of the next annual update of each fund’s registration statement:

Fund	Proposed Contractual	Expiration
	Limitation on Total
	Fund Operating
	Expenses
Putnam Emerging Markets Income Fund	1.00%	March 30, 2020
Putnam Mortgage Opportunities Fund	0.05%[1]	Sept. 30, 2019
Putnam Mortgage Opportunities Fund	0.47%[2]	Sept. 30, 2019
Putnam VT International Growth Fund[3]	1.09%	April 30, 2020
Putnam VT Multi-Asset Absolute Return Fund	0.90%	April 30, 2020
Putnam VT Mortgage Securities Fund	0.50%	April 30, 2020

b. As set forth in the table below, PIM agrees to waive fees and/or reimburse expenses of each fund set forth below to the extent that the total annual fund operating expenses for the fund – exclusive of payments under the fund’s distribution plans, payments under the fund’s investor servicing contract, any applicable performance-based upward or downward adjustment to the fund’s base management fee, brokerage, interest, taxes, investment-related expenses (including borrowing costs, i.e., short selling and lines of credit costs), extraordinary expenses, and acquired fund fees and expenses – would exceed the specified rate through the specified date, which is the expiration of the one-year period following the effective date of the next post-effective amendment of each fund’s registration statement:

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1 With respect to Putnam Mortgage Opportunities Fund, the 0.05% expense limitation applies to the total fund operating expenses excluding payments under the management contract; brokerage; interest; taxes; investment-related expenses; extraordinary expenses; and acquired fund fees and expenses.

2 With respect to Putnam Mortgage Opportunities Fund the 0.47% expense limitation applies to the total annual fund operating expenses excluding brokerage; interest; taxes; investment-related expenses; (including borrowing costs, i.e., short selling and lines of credit costs); extraordinary expenses; and acquired fund fees and expenses.

3 The expense limitation described here for Putnam VT International Growth Fund will be effective as of October 1, 2018.

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Fund	Proposed Contractual	Expiration
	Limitation on Total
	Fund Operating
	Expenses
Putnam Dynamic Risk Allocation Fund	0.70%	Sept. 30, 2019
Putnam Emerging Markets Equity Fund[4]	0.78%	December 30, 2019
Putnam Intermediate-Term Municipal Income Fund	0.52%	March 30, 2020
Putnam International Growth Fund[5]	0.93%	January 30, 2020
Putnam Mortgage Securities Fund	0.32%	January 30, 2020
Putnam Multi-Asset Absolute Return Fund	0.77%	Feb. 28, 2020
Putnam Short Duration Income Fund	0.24%	Nov. 30, 2018
Putnam Short-Term Municipal Income Fund	0.28%	March 30, 2020

3. Putnam Short Term Investment Fund. PIM agrees to waive the contractual management fee of 0.25% for Putnam Short Term Investment Fund through November 30, 2019, the expiration of the one-year period following the effective date of the next annual update of the fund’s registration statement.

4. Fund of Funds. PIM agrees to reimburse the Putnam fund-of-funds specified below for all other expenses – exclusive of payments under the fund’s distribution plans, brokerage, interest, taxes, investment-related expenses, extraordinary expenses, acquired fund fees and expenses (and in the case of Putnam Retirement Income Fund Lifestyle 1 and the Putnam RetirementReady® Funds, payments under the fund’s investor servicing contract) – through the dates indicated below, which, with the exception of Putnam RetirementReady® 2060 Fund, equate to the expiration of the one-year period following the effective date of the next annual update of each fund’s registration statement.

Fund	Expiration
Putnam Global Sector Fund	Feb. 28, 2020
Putnam Retirement Income Fund Lifestyle 1	Nov. 30, 2019
Putnam RetirementReady® Funds*	Nov. 30, 2019

* The expense limitation for Putnam RetirementReady® 2060 Fund expires on Nov. 30, 2028.

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4 The expense limitation described here for Putnam Emerging Markets Equity Fund will be effective as of August 1, 2018.

5 The expense limitation described here for Putnam International Growth Fund will be effective as of October 1, 2018.

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Effective June 29, 2018, this contractual undertaking supersedes any prior contractual expense limitation provisions between PIM and the funds. This undertaking shall be binding upon any successors and assignees of PIM.

A copy of the Declaration of Trust (including any amendments thereto) of each of The Putnam Funds is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of each Putnam Fund as trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees or officers or shareholders individually, but binding only upon the assets and property of each Putnam Fund with respect to its obligations under this instrument. Furthermore, notice is given that the assets and liabilities of each series of each Putnam Fund that is a series company are separate and distinct and that the obligations of or arising out of this instrument are several and not joint or joint and several and are binding only on the assets of each series with respect to its obligations under this instrument. Each fund is acting on its own behalf separately from all of the other investment companies and not jointly or jointly and severally with any of the other investment companies.

Very truly yours,

PUTNAM INVESTMENT MANAGEMENT, LLC
By:	/s/ Robert T. Burns
Robert T. Burns
Vice President and Chief Legal Officer

Agreed and accepted by each Putnam fund listed on Schedule A,
Schedule B and Schedule C

By:	/s/ Jonathan S. Horwitz

Jonathan S. Horwitz
Executive Vice President, Principal
Executive Officer, and Compliance Liaison

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Schedule A

Putnam California Tax Exempt Income Fund
Putnam Convertible Securities Fund
Putnam Diversified Income Trust
Putnam Asset Allocation Funds
- Putnam Dynamic Asset Allocation Balanced Fund
- Putnam Dynamic Asset Allocation Conservative Fund
- Putnam Dynamic Asset Allocation Growth Fund
Putnam Equity Income Fund
Putnam Europe Equity Fund
Putnam Funds Trust
- Putnam Capital Spectrum Fund
- Putnam Dynamic Risk Allocation Fund
- Putnam Emerging Markets Equity Fund
- Putnam Emerging Markets Income Fund
- Putnam Equity Spectrum Fund
- Putnam Fixed Income Absolute Return Fund
- Putnam Floating Rate Income Fund
- Putnam Global Consumer Fund
- Putnam Global Financials Fund
- Putnam Global Industrials Fund
- Putnam Global Technology Fund
- Putnam Global Telecommunications Fund
- Putnam Intermediate-Term Municipal Income Fund
- Putnam International Value Fund
- Putnam Multi-Asset Absolute Return Fund
- Putnam Multi-Cap Core Fund
- Putnam Short Duration Bond Fund
- Putnam Short Duration Income Fund
- Putnam Short-Term Municipal Income Fund
- Putnam Small Cap Growth Fund
George Putnam Balanced Fund
Putnam Global Equity Fund
Putnam Global Health Care Fund
Putnam Global Income Trust
Putnam Global Natural Resources Fund
Putnam Global Utilities Fund
Putnam High Yield Fund
Putnam Income Fund
Putnam International Equity Fund
Putnam Investment Funds
- Putnam Capital Opportunities Fund
- Putnam Government Money Market Fund
- Putnam Growth Opportunities Fund
- Putnam International Capital Opportunities Fund

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- Putnam International Growth Fund
- Putnam PanAgora Managed Futures Strategy
- Putnam PanAgora Market Neutral Fund
- Putnam PanAgora Risk Parity Fund
- Putnam Research Fund
- Putnam Small Cap Value Fund
- Putnam Sustainable Future Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Money Market Fund
Putnam Mortgage Securities Fund
Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Sustainable Leaders Fund
Putnam Tax Exempt Income Fund
Putnam Tax-Free Income Trust
- Putnam AMT-Free Municipal Fund
- Putnam Tax-Free High Yield Fund

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Schedule B

Putnam Variable Trust

- Putnam VT Capital Opportunities Fund
- Putnam VT Diversified Income Fund
- Putnam VT Equity Income Fund
- Putnam VT George Putnam Balanced Fund
- Putnam VT Global Asset Allocation Fund
- Putnam VT Global Equity Fund
- Putnam VT Global Health Care Fund
- Putnam VT Global Utilities Fund
- Putnam VT Government Money Market Fund
- Putnam VT Growth Opportunities Fund
- Putnam VT High Yield Fund
- Putnam VT Income Fund
- Putnam VT International Equity Fund
- Putnam VT International Growth Fund
- Putnam VT International Value Fund
- Putnam VT Investors Fund
- Putnam VT Mortgage Securities Fund
- Putnam VT Multi-Asset Absolute Return Fund
- Putnam VT Research Fund
- Putnam VT Small Cap Value Fund
- Putnam VT Sustainable Future Fund
- Putnam VT Sustainable Leaders Fund

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Schedule C

Other Funds Subject to Expense Limitations

Putnam Global Sector Fund
Putnam Funds Trust
- Putnam Dynamic Asset Allocation Equity Fund
- Putnam Short Term Investment Fund
Putnam RetirementReady Funds
- Putnam Retirement Income Fund Lifestyle 1
- Putnam RetirementReady 2060 Fund
- Putnam RetirementReady 2055 Fund
- Putnam RetirementReady 2050 Fund
- Putnam RetirementReady 2045 Fund
- Putnam RetirementReady 2040 Fund
- Putnam RetirementReady 2035 Fund
- Putnam RetirementReady 2030 Fund
- Putnam RetirementReady 2025 Fund
- Putnam RetirementReady 2020 Fund

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